INVESTMENT ADVISER CODE OF ETHICS

INTRODUCTION

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics (the “Code”) designed to prevent fraud by reinforcing the principles that govern the conduct of investment advisory firms and their personnel. In addition, the Code must set forth specific requirements relating to personal securities trading activity including reporting transactions and holdings.

Generally, the Code applies to directors, officers and employees acting in an investment advisory capacity who are known as Supervised Persons and in some cases, also as Access Persons, of the adviser. Supervised Persons covered by more than one code of ethics meeting the requirements of Rule 204A-1 will be subject to the code of the primary entity with which the Supervised Persons is associated.

Employees identified as Supervised and Access Persons must comply with the Code. Compliance is responsible for notifying each individual who is subject to the Code. Supervised Persons must be provided and must acknowledge receipt of this Code and any amendments to the Code. They must also comply with the federal securities laws.

GENERAL ETHICAL STANDARDS

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient.

It is the responsibility of management to make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Prudential expects associates to be honest and forthright and to use good judgment. We expect them to deal fairly with customers, suppliers, competitors, and one another. We expect them to avoid taking unfair advantage of others through manipulation, concealment, abuse of confidential information or misrepresentation. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

It is each associate’s responsibility to ensure that we:

•	Nurture a company culture that is highly moral and make decisions based on what is right.
•	Build lasting customer relationships by offering only those products and services that are appropriate to customers’ needs and provide fair value.
•	Create an environment where associates conduct themselves with courage, integrity, honesty and fair dealing.
•	Ensure no individual’s personal success or business group’s bottom line is more important than preserving the name and goodwill of Prudential.
•	Regularly monitor and work to improve our ethical work environment.

Because Ethics is not a science, there may be gray areas. We encourage individuals to ask for help in making the right decisions. Business Management, Business Ethics Officers, and our Human Resources, Law and Compliance and Enterprise Ethics professionals are all available for guidance at any time.

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INVESTMENT ADVISER FIDUCIARY STANDARDS

Investment advisers frequently are fiduciaries for clients. Fiduciary status may exist under contract; common law; state law; or federal laws, such as the Investment Advisers Act of 1940, the Investment Company Act of 1940 and ERISA.

Whenever a Prudential adviser acts in a fiduciary capacity, it will endeavor to consistently put the client’s interest ahead of the firm’s. It will disclose actual and potential meaningful conflicts of interest. It will manage actual conflicts in accordance with applicable legal standards. If applicable legal standards do not permit management of a conflict, the adviser will avoid the conflict. Advisers will not engage in fraudulent, deceptive or manipulative conduct with respect to clients. Advisers will act with appropriate care, skill and diligence.

Advisory personnel are required to know when an adviser is acting as a fiduciary with respect to the work they are doing. If it is, they are expected to comply with all fiduciary standards applicable to the firm in performing their duties. In addition, they must also put the client’s interest ahead of their own personal interest. An employee’s fiduciary duty is a personal obligation. While advisory personnel may rely upon subordinates to perform many tasks that are part of their responsibilities, they are personally responsible for fiduciary obligations even if carried out through subordinates.

Employees should be aware that failure to adhere to the standards under this Code might lead to disciplinary action up to and including termination of employment.

REPORTING VIOLATIONS OF THE CODE

It is the responsibility of each Supervised Person and Access Person to promptly report any violations of this Code to his/her Chief Compliance Officer.

INCORPORATED POLICIES

In addition to this document the following policies are also considered part of this Code:

•

U.S. Information Barrier Policy. It is each Supervised and Access Person’s responsibility to know whether their investment management unit is subject to the information barrier restrictions under the U.S. Information Barrier Policy.

•	Personal Securities Trading Policy
o	Section I – Prudential’s Policy Statement on Insider Trading
o	Section II – Securities Trade Monitored for Covered and Access Persons
o	Section IV – Trading Restrictions for Employees of Broker-Dealers
o	Section V – Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers
o	Section VI – Trading Restrictions for Private Asset Management Units

ADDITIONAL RESOURCES

Although not part of the Code, the Company’s ethics policy, Making the Right Choices, applies to all Prudential employees, including those affiliated with an investment adviser. In addition to the Code, employees in the investment advisory business are also subject to all applicable compliance manuals, policies and procedures. The Company has also adopted the Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading Policy which is applicable to all employees.

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If you have any questions as to your requirements under the Code or as to which registered investment adviser(s) you are affiliated with, you should contact your business unit compliance officer.

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Personal Securities

Trading Policy

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Introduction

As a leader in the financial services industry, Prudential Financial, Inc. (“Prudential” or “Company”) aspires to the highest standards of business conduct. Consistent with this standard, Prudential has developed a Personal Securities Trading Policy (“Policy”) incorporating policies and procedures followed by leading financial service firms. This Policy is designed to ensure Prudential and its associates comply with various securities laws and regulations including the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) and the NASD Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), and to ensure that its associates conduct their personal trading in a manner consistent with Prudential’s policy of placing its shareholders’ and customers’ interests first.

This Policy sets forth insider trading standards and requirements, trade monitoring procedures, and personal trading restrictions for Prudential associates.

Section I sets forth Prudential’s Policy Statement On Insider Trading that applies to all Prudential associates. It is important that all Prudential associates read and understand this policy, which sets forth their responsibilities in connection with the use and disclosure of material nonpublic information.

Section II sets forth Prudential’s trade monitoring procedures and trade reporting obligations for Covered and Access Persons, including the authorized broker-dealer requirements.

Section III sets forth Prudential’s policy and restrictions relating to personal trading in securities issued by Prudential for Designated Persons and all other Prudential associates. Responsibilities for Section 16 Insiders are covered under a separate policy.

Section IV sets forth the additional trading policies and procedures applicable to associates of a Prudential broker-dealer.

Section V sets forth the additional trading policies and procedures applicable to associates of a Prudential portfolio management unit, trading unit or registered investment adviser.

Section VI sets forth the additional trading policies and procedures applicable to associates of the private asset management units of Prudential Investment Management (“PIM”).

If you are unclear as to your personal trading and reporting responsibilities, or have any questions concerning any aspect of this Policy, please contact the Securities Monitoring Unit, Compliance Department.

The personal trading policy and trade monitoring procedures described in this Policy reflect the practices followed by leading financial service firms. No business unit or group may adopt policies or procedures that are inconsistent with this Policy. However, business units may, with the prior approval of the Securities Monitoring Unit, adopt

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policies and procedures that are more stringent than those contained in this Policy. Exceptions to this policy may only be granted by the Company’s Chief Compliance Officer.

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Table of Contents

Introduction	i
Table of Contents	iii
I. Prudential’s Policy Statement On Insider Trading	6
A. Use of Material Nonpublic and Confidential Information	6
B. Prudential Insider Trading Rules	7
C. What is Nonpublic Information?	8
D. What is Material Information?	8
E. “Front-running” and “Scalping”	9
F. Private Securities Transactions	10
G. Charitable Gifts	10
H. Penalties for Insider Trading	10
1. Penalties for Individuals	10
2. Penalties for Supervisors	10
3. Penalties for Prudential	11
II. Securities Trade Monitoring for Covered and Access Persons	12
A. The “SMARTS” System	12
B. Covered, Access and Supervised Persons	12
C. Trade Reporting Requirements	13
1. Authorized Broker-Dealer Requirements	13
2. Authorized Broker-Dealer Exceptions	14
3. Trade Reporting Requirements for Exception Accounts	15
4. Discretionary Accounts	15
5. Reporting New Accounts	16
6. Personal and Family Member Accounts	16
7. Reportable Securities Transactions	17
8. Confidentiality of Trading Information	17
9. Prohibited Transactions	17
10. Additional Requirements	18
III. Policy and Restrictions for Personal Trading in Securities Issued by Prudential by Designated Persons	19
A. Designated Persons	19
B. Specific Trading Requirements	20
1. Brokerage Account Requirements for Designated Persons	20
2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers	21
3. Reporting New Accounts	21
4. Trading Windows/Blackout Periods	21
5. Preclearance of Trading in Prudential Securities	21
6. Prohibited Transactions	22
7. PESP	23
C. Supervisory Responsibilities	23
D. Violations to the Policy	23
IV. Trading Restrictions for Associates of Broker-Dealers	24
A. Trade Monitoring for Associates of a Broker-Dealer	24
1. Notification Requirements for Personal Securities Accounts	25
2. Annual Compliance Training and Sign-off	25
3. Requirement for Supervised Persons	25
B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings	26
C. Private Placements	27
V. Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers	28
A. Background	28
1. Advisers Act Requirements	28
2. Investment Company Act Requirements	28

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B. Definitions	29
C. Conflicts of Interest	29
D. Mutual Fund Reporting and Trading Restrictions	30
1. Mutual Fund Holding Period	30
2. Policies Relating to Reporting and Trading Mutual Funds	31
E. Additional Trading Restrictions for Access and Investment Personnel of PIM, Quantitative Management Associates LLC (“QMA”), the Prudential Real Estate Investors’ (“PREI”) Merchant Banking Group (“MBG”), AST Investment Services, Inc. (“AST”), Prudential International Investments Advisers, LLC (“PIIA”), and Prudential Investments LLC’s (“PI”) Strategic Investment Research Group (“SIRG”)	32
1. Initial Public Offerings	32
2. Private Placements	32
3. Blackout Periods -- “7 Day Rule”	33
4. Short-Term Trading Profits	33
5. Short Sales	33
6. Options	34
F. Investment Clubs	34
G. Prohibited Transactions Involving Securities of Prudential Financial, Inc.	34
H. Preclearance	34
I. Exemptions	35
J. Personal Trade Reporting	37
K. Personal Securities Holdings	37
L. Service as a Director	37
M. Gifts	38
N. Code Violations and Sanctions	38
O. Reports to Clients	38
P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)	39
1. Initial Public Offerings	39
2. Private Placements	39
3. Restricted Lists	39
Q. Additional Trading Requirements for Access Persons of Prudential Bache Asset Management, Inc. (“PBAM”)	39
1. Initial Public Offerings	39
2. Private Placements	39
3. Short Sales	40
4. Options	40
R. Violations to the Policy	40
VI. Trading Restrictions of Private Asset Management Units	41
A. Background	41
B. Conflicts of Interest	41
C. Requirements of Private-Side Associates	42
D. Private-Side Monitored List & Global PREI Private-Side Monitored List	43
E. Investment Clubs	43
F. Mutual Fund Reporting and Trading Restrictions	43
1. Mutual Fund Holding Period	44
2. Policies Relating to Reporting and Trading Mutual Funds	44
G. Personal Securities Holdings	45
H. Private Placements	46
I. Initial Public Offerings	46
J. Additional Restrictions for Certain Units	46
1. Real Estate Units	46
2. PREI – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)	46
3. Prudential Capital Group	47

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K. Violations to the Policy	47

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I. Prudential’s Policy Statement On Insider Trading

Prudential aspires to the highest standard of business ethics. Accordingly, Prudential has developed the following standards and requirements to ensure the proper protection of material nonpublic information and to comply with laws and regulations governing insider trading.

A. Use of Material Nonpublic and Confidential Information

In the course of your work at Prudential, you may receive or have access to material nonpublic information about Prudential or other public companies. Company policy, industry practice and federal and state laws establish strict guidelines regarding the use of material nonpublic information. In addition to these requirements, Prudential has established the corporate policy entitled Protection and Use of Material Nonpublic Information: Information Barriers and Personal Securities Trading Policy also known as the “Information Barrier Policy” or “Chinese Wall Policy.” Additionally, the U.S. Information Barrier Policy has been adopted to provide specific requirements for employees of a U.S. Investment Sector (as defined in the U.S. Information Barrier Policy) and its constituent investment units (including their operations located outside the U.S.).

•	You may not use material nonpublic information, obtained in the course of your employment, for your personal gain or share such information with others for their personal benefit.
•

You must treat as confidential all information that is not publicly disclosed concerning Prudential’s financial information and key performance drivers, investment activity or plans, or the financial condition and business activity of Prudential or any company with which Prudential is doing business.

•

If you possess material nonpublic information, you must preserve its confidentiality and disclose it only to other associates who have a legitimate business need for the information. In addition, there are special rules for non-investment unit employees sharing material nonpublic information with employees of an investment unit. In these circumstances, you must contact the Law Department or Compliance prior to sharing this information so that proper precautions can be taken.

•

In the course of your business activities you may be involved in confidential analysis involving other external public companies. You must treat as confidential, all information received relating to this analysis and discuss it only with those employees who have a legitimate business need for the information. You may not personally use this information or share such information with others for their personal benefit.

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Under federal securities law, it is illegal to buy or sell a security while in possession of material nonpublic information relating to the security.1,2 It is also illegal to “tip” others about inside information. In other words, you may not pass material nonpublic information about an issuer on to others or recommend that they trade the issuer’s securities.

Insider trading is an extremely complex area of the law principally regulated by the Securities and Exchange Commission (“SEC”). If you have any questions concerning the law or a particular situation, you should consult with the Securities Monitoring Unit, Compliance Department or the Law Department. If you believe that you may have material nonpublic information about a public company obtained in the course of your position, or if you are in a portfolio or asset management unit and you believe you may have material nonpublic information regardless of the source, you should notify your Chief Compliance Officer or the Securities Monitoring Unit so that the securities can be monitored and/or placed on a restricted list as appropriate.

B. Prudential Insider Trading Rules

Below are rules concerning insider trading. Failure to comply with these rules could result in violations of the federal securities laws and subject you to severe penalties described in Section I.H. Violations of these rules also may result in discipline by Prudential up to and including termination of employment.

1)

You may not buy or sell securities issued by Prudential or any other public company if you are in possession of material nonpublic information relating to those companies.[3] This restriction applies to transactions for you, members of your family, Prudential or any other person for whom you may buy or sell securities. In addition, you may not recommend to others that they buy or sell that security.

2)

If you are aware that Prudential is considering or actually trading any security for any account it manages, you must regard that as material nonpublic information. Accordingly, you may not make any trade or recommendation involving that security, until seven calendar days after you know that such trading is no longer being considered or until seven calendar days after Prudential ceases trading in that security. In addition, you must treat any nonpublic information about portfolio holdings of any registered investment company managed by Prudential as material nonpublic information.

3)

You may not communicate material nonpublic information to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential (i.e., individuals with a “need to know”).

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1  Rule 10b5-1(c), adopted by the Securities and Exchange Commission, provides for an affirmative defense to allegations of insider trading for trades implemented in accordance with a Rule 10b5-1(c) trading plan (“Individual Trading Plan”). Certain Prudential employees may be eligible to enter into an Individual Trading Plan with respect to certain sales of Prudential securities and exercises of Prudential employee stock options. Any Individual Trading Plan must be precleared in accordance with Company policy. These individuals have been specifically notified.

2  In some circumstances, additional elements may be required for there to be a violation of law, including scienter and breach of a duty.

3  Certain sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

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4)

You should refrain from buying or selling securities issued by any companies about which you are involved in confidential analysis. In addition, you may not communicate any information regarding the confidential analysis of the company, or that Prudential is even evaluating the company, to anyone except individuals who are entitled to receive it in connection with the performance of their responsibilities for Prudential.

C. What is Nonpublic Information?

Nonpublic information is information that is not generally available to the investing public. Information is public if it is generally available through the media or disclosed in public documents such as corporate filings with the SEC. If it is disclosed in a national business or financial wire service (such as Dow Jones or Bloomberg), in a national news service (such as AP or Reuters), in a newspaper, on the television, on the radio, or in a publicly disseminated disclosure document (such as a proxy statement or prospectus), you may consider the information to be public. If the information is not available in the general media or in a public filing, you should consider it to be nonpublic. Neither partial disclosure (disclosure of part of the information), nor the existence of rumors, is sufficient to consider the information to be public. If you are uncertain as to whether information is nonpublic, you should consult your Chief Compliance Officer, the Securities Monitoring Unit or the Law Department.

While you must be especially alert to sensitive information, you may consider information received directly from a designated company spokesperson to be public information unless you know or have reason to believe that such information is not generally available to the investing public. An associate working on a private securities transaction who receives information from a company representative regarding the transaction should presume that the information is nonpublic.

Example:

When telling a Prudential analyst certain information about the company, a company representative gives indication that the information may be nonpublic by saying: “This is not generally known but . . .” In such a situation, the analyst should assume that the information is nonpublic.

D. What is Material Information?

There is no statutory definition of material information. You should assume that information is material if an investor, considering all the surrounding facts and circumstances, would find such information important in deciding whether or when to buy or sell a security. In general, any nonpublic information that, if announced, could affect the price of the security should be considered to be material information. If you are not sure whether nonpublic information is material, you should consult the Law Department, the Securities Monitoring Unit or your Chief Compliance Officer.

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Material information may be about Prudential or another public company.

Examples:

•	Information about a company’s earnings or dividends (e.g., whether earnings will increase or decrease);

•	Information about a company’s physical assets (e.g., an oil discovery, a fire that destroyed a factory, or an environmental problem);

•	Information about a company’s personnel (e.g., a valuable employee leaving or becoming seriously ill);

•	Information about a company’s pension plans (e.g., the removal of assets from an over-funded plan or an increase or decrease in future contributions);

•	Information about a company’s financial status (e.g., financial restructuring plans or changes to planned payments of debt securities); or

•	Information about a merger, acquisition, tender offer, joint venture or similar transaction involving the Company generally should be considered material.

•	Information about pending litigation involving a company.

Information may be material even though it may not be directly about a company (e.g., if the information is relevant to that company or its products, business, or assets).

Examples:

•	Information that a company’s primary supplier is going to increase dramatically the prices it charges; or
•	Information that a competitor has just developed a product that will cause sales of a company’s products to plummet.

Material information may also include information about Prudential’s activities or plans relating to a company unaffiliated with Prudential.

Example:

Information that Prudential is going to enter into a transaction with a company, such as, for example, awarding a large service contract to a particular company.

E. “Front-running” and “Scalping”

Trading while in possession of information concerning Prudential’s trades is prohibited by Prudential’s insider trading rules and may also violate federal law. This type of trading activity is referred to as “front running” and “scalping”.

Front running occurs when an individual, with knowledge of Prudential’s trading intentions, knowingly makes a trade in the same direction as Prudential just before Prudential makes its trade. Examples include buying a security just before Prudential buys that security (in the expectation that the price may rise based on such purchase) or selling a security just before Prudential sells such security (in the expectation that such sale will lead to a drop in price).

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Scalping is making a trade in the opposite direction just after Prudential’s trade, in other words, buying a security just after Prudential stops selling such security or selling just after Prudential stops buying such security.

Example:

Prudential is planning to sell a large position in ABC Co. If you sell ABC Co. securities ahead of Prudential in expectation that the large sale will depress its price, you are engaging in front running. If you purchase ABC Co. securities after Prudential has completed its sale to take advantage of the temporary price decrease, you are engaging in scalping.

F. Private Securities Transactions

The anti-fraud provisions of the federal securities laws apply to transactions in both publicly traded securities and private securities. However, the insider trading laws do not prohibit private securities transactions where both parties to the transaction have possession of the same material nonpublic information.

G. Charitable Gifts

If you are in possession of material nonpublic information concerning a security you hold, you may not gift the security to a charitable institution and receive a tax deduction on the gift.

H. Penalties for Insider Trading4

1. Penalties for Individuals

Individuals who illegally trade while in possession of material nonpublic information or who illegally tip such information to others may be subject to severe civil and criminal penalties including disgorgement of profits, substantial fines and imprisonment. Employment consequences of such behavior may include the loss or suspension of licenses to work in the securities industry, and disciplinary action by Prudential that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

2. Penalties for Supervisors

The law provides for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, supervisors of an associate who is found liable for insider trading may be subject to criminal fines up to $1 million per violation, civil penalties and fines, and discipline by

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4  In addition to the penalties listed in this section, Prudential and/or Prudential associates could be subject to penalties under the Employee Retirement Income Security Act of 1974 (ERISA) if the insider trading occurs in connection with an ERISA plan’s investment.

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Prudential up to and including termination of employment.

3. Penalties for Prudential

Prudential could also be subject to penalties in the event an associate is found liable for insider trading. Such penalties include, among others, harsh criminal fines and civil penalties, as well as, restrictions placed on Prudential’s ability to conduct certain business activities including broker-dealer, investment adviser, and investment company activities.

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II. Securities Trade Monitoring for Covered and Access Persons

A. The “SMARTS” System

Federal Law requires all broker-dealers and investment advisers to establish procedures to prevent insider trading by their associates. In addition, the Federal Sentencing Guidelines require companies to establish reasonable procedures to prevent and detect violations of the law. To comply with these and other similar laws and rules, Prudential has developed the Personal Securities Trading Policy to prevent the misuse of material nonpublic information about Prudential or other public companies. All employees are held to the general principles of the Policy to ensure the proper use of material nonpublic information.

However, certain employees are required to have their personal trading activities monitored and may be subject to additional restrictions. Prudential has established a program to monitor the personal securities trading of associates with routine access to nonpublic corporate information about Prudential or any external public company, portfolio management activities, nonpublic mutual fund holdings information or other sensitive information. These individuals are required to have their personal securities transactions monitored in the securities trade monitoring system known as “SMARTS” (Securities Monitoring Automated Reporting and Tracking System).5,6

B. Covered, Access and Supervised Persons

Certain employees are classified as “Covered” or “Access” Persons (as defined below).7 These individuals are categorized based on the information to which they have access. Covered and Access Persons are required to report their personal securities transactions and conform to the authorized broker-dealer requirements (discussed below). Individuals classified as Access, Covered and Designated Persons (as defined in Section III.A.) are collectively referred to as “Monitored Persons” under this Policy.

“Access Persons” - Associates who work in or support portfolio management activities, have access to nonpublic investment advisory client trading information or recommendations or have access to nonpublic portfolio holdings of mutual funds. See Section V for specific requirements. Certain Access Persons are subject to preclearance of all personal securities trading activity, while other Access Persons may only be subject to specific trading restrictions.

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5  Jennison Associates maintains a separate personal trading policy and monitoring system which may differ from this policy. Any differences between the Jennison Associates policy and this policy must be approved by the Chief Compliance Officer of Prudential.

6  In certain circumstances due to local law and administrative issues, employees located outside the U.S. are monitored locally by the business unit compliance department.

7  In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of this Policy based on their access to confidential information. Temporary employees should contact their business unit compliance officer with any questions about their obligations.

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“Covered Persons” – Associates, other than Access Persons, who may have access to material nonpublic information about external public companies or those individuals who have a regulatory obligation to be monitored.8

“Supervised Persons” - Individuals who are officers, directors and employees of a registered investment adviser, as well as certain other individuals who provide advice on behalf of the adviser and are subject to the adviser’s supervision and control.

Supervised Persons are subject to the following requirements:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including this Policy and any amendments to the Code and/or Policy;
•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including this Policy to his/her Chief Compliance Officer or the Securities Monitoring Unit.

If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered or Designated Person, as defined in Section III.A., he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements.9

If you are unsure as to whether you are an Access, Covered, or Supervised Person, contact your Chief Compliance Officer or the Securities Monitoring Unit.

All personal trade monitoring requirements outlined in this policy remain in effect while an employee is on leave of absence, disability, or vacation. In certain circumstances when the employee will have no access to Prudential or its systems while on extended leave, the employee may request a temporary suspension from certain policy requirements. The employee must work with their business unit compliance officer and management to document the circumstances and obtain such an exemption. Until such time as an exemption is granted in writing, all policy requirements remain in effect for that employee.

  C. Trade Reporting Requirements

1. Authorized Broker-Dealer Requirements

Covered and Access Persons are required to maintain personal brokerage accounts at an authorized broker-dealer. The authorized firms are Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch. Covered and Access Persons can find information about each firm through the

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8  Private-Side Associates, as defined under Section VI of this policy (excluding employees of PMCC), are considered Access Persons under the Investment Advisers Act of 1940 due to their access to investment advisory client trading information. These individuals will continue to be called Covered Persons or Private-Side Associates under this Policy.

9  Supervised Persons who are Broker-Dealer Registered Representatives are subject to the additional requirements in Section IV.

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authorized broker-dealer website at http://authorizedbrokerdealers.prudential.com/. The account types that are subject to the authorized broker-dealer requirements are listed below in Section II.C.6. Covered and Access Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to ensure that transactions are sent to Prudential via electronic feed.10

Prudential Financial, Inc. securities held at Computershare Trust Company, N.A. (“Computershare”) are not required to be transferred.

New Monitored Persons who are subject to this requirement will be required to transfer accounts to an authorized broker-dealer within 60 days of becoming a Covered and/or Access Person. Such Monitored Persons must instruct their brokers to send trading activity (written confirmations and statements) to the Securities Monitoring Unit while they are in the process of transferring their accounts. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

2. Authorized Broker-Dealer Exceptions

Exceptions to the authorized broker-dealer requirement are limited and should be submitted to the Chief Compliance Officer responsible for your business unit who will submit the request to the appropriate Business Unit or Corporate Department Executive at the Senior Vice President level or above for review. Documentation for all exceptions must be forwarded to your business unit compliance officer for review. Exceptions will be evaluated on a case-by-case basis based on the following criteria:

•

Accounts held jointly with or accounts for spouses who are subject to the same type of personal trading requirements that pre-date this policy (June 27, 2002) or that were established prior to being subject to this policy.

•

Accounts for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”) further defined in Section II.C.4. Access and Covered Persons should follow instructions in Section II.C.4. pertaining to Discretionary Accounts and are not required to receive formal approval under the authorized broker-dealer requirements for Discretionary Accounts.

•	Blind trusts and family trusts. A copy of the trust agreement must be submitted to the business unit compliance officer.[11]

•	Accounts for international employees in locations where there is no local presence or access to one of these firms or these firms do not provide trading capabilities in local securities.
•

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10  Employees should report new accounts within 30 days of activating the account.

11  Trust accounts for which the employee or other monitored person is only the grantor and has no decision making capabilities do not need to be disclosed and are not subject to monitoring. Trust accounts for which the monitored person is only the beneficiary must be disclosed to Corporate Compliance, however, these accounts are not subject to monitoring. Consequently, when the monitored person is only the beneficiary or grantor of a trust and is not a trustee or does not otherwise have investment discretion, the trust is not subject to the authorized broker dealer requirements.

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Accounts holding non-transferable securities that may not, due to their nature, be liquidated without undue hardship to the employee (new purchases generally will not be permitted.)

•

Direct stock purchase or dividend reinvestment plans that are established directly with a public company or certain limited purpose accounts, such as, 401(k) accounts and employee stock compensation accounts (Senior Vice President may delegate authority for approving these accounts to the Business Unit Chief Compliance Officer or his/her designee).

•

Accounts of dependent parents for which the monitored person exercises control or has investment discretion where the account was established prior to the monitored person’s role in managing the account.

If, at any time, the facts and circumstances have changed regarding an account(s) for which an exception has been previously granted, the employee must promptly notify Compliance and request that the account(s) be reviewed in light of the changed circumstances.

3. Trade Reporting Requirements for Exception Accounts

If you are granted an exception to the authorized broker-dealer requirement, you must direct the brokerage firm(s) that maintain(s) your securities account(s) to send duplicate copies of your trade confirmations and account statements (“trading activity”) to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy. Remember, accounts maintained at Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Merrill Lynch, and Fidelity Investments, as well as Discretionary Accounts and certain trust accounts, are exempt from this requirement.12,13

For employees outside of the United States who are only classified as Designated Persons, accounts established in Japan, Korea, Singapore, Taiwan, and Mexico are exempt from the duplicate statement and confirmation requirement.14 However, Prudential Financial, Inc. securities may not be traded in these accounts. Individuals located in these countries who open or maintain accounts in the United States or in other countries not specifically identified will generally be required to send duplicate statements and confirmations to the Securities Monitoring Unit. Designated Persons located outside of the US should contact the Securities Monitoring Unit or their local compliance officer for guidance.

4. Discretionary Accounts

A Discretionary Account is an account for which the employee has a formal investment management agreement that provides full discretionary authority to a third party money manager (“Discretionary Accounts”). A Discretionary Account agreement may establish general investment objectives but cannot permit the employee to make specific decisions regarding the purchase or sale of any individual securities for the account and the

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12  Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to Prudential’s trade monitoring system, SMARTS.

13  Discretionary Account transactions are reportable for Section 16 Insiders due to their Prudential securities filing obligations.

14  For accounts established in countries not specifically listed, please contact the Securities Monitoring Unit or your local compliance officer for reporting requirements.

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employee must not in fact influence or control such transactions.

Designated, Access and Covered Persons must disclose his/her Discretionary Account(s) to the Securities Monitoring Unit and must provide a copy of the executed investment management agreement to the Securities Monitoring Unit for review and approval, however, duplicate statements and trade confirmations for these accounts are not required to be submitted.15

5. Reporting New Accounts

Covered and Access Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to ensure that transactions are sent to the Securities Monitoring Unit.16 6. Personal and Family Member Accounts

You are required to maintain in the manner described above, all securities accounts in which you have a beneficial interest, including the following:

1)	Personal accounts;
2)	Accounts in which your spouse has a beneficial interest; [17]
3)	Accounts in which your minor children or any dependent family member has a beneficial interest;[17]
4)	Joint or tenant-in-common accounts in which you are a participant;
5)	Accounts for which you act as trustee, executor or custodian;
6)	Accounts over which you exercise control or have any investment discretion; and
7)	Accounts of any individual to whose financial support you materially contribute.[18]

Mutual fund accounts held directly at mutual fund companies, where the account is systematically blocked from trading any securities other than mutual funds, and/or 529 College Savings Plans are not subject to the Policy and do not require disclosure.19,20 However, all brokerage accounts, even those that only hold mutual funds, are subject to the Policy and must comply with the authorized broker-dealer requirements.

All monitored associates are required to complete and sign an annual Acknowledgment Form, attached as Exhibit 2, identifying and listing the location of all reportable brokerage accounts, including those held at

_________________________

15  Discretionary Account transactions are reportable for Section 16 Insiders due to their Prudential securities filing obligations, therefore duplicate statements and trade confirmations are required for these accounts.

16  Monitored Persons should report new accounts within 30 days of activating the account.

17  Due to applicable laws, employees located in Japan are not required to disclose or report information regarding accounts for which a spouse, dependent family member and/or minor child has a beneficial interest.

18  For example, this would include individuals with whom you share living expenses, bank accounts, rent or mortgage payments, ownership of a home, or any other material financial support.

19  Investment Personnel, Access Persons and Private-Side Associates are subject to certain trading restrictions and reporting requirements with respect to mutual fund transactions and holdings. See Sections V.D. and VI.F.

20  A list of approved mutual fund companies is maintained by the Securities Monitoring Unit.

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authorized broker-dealers and those held at non-authorized firms. For the latter, your signature on the Acknowledgement Form will confirm that you have instructed all brokers for such accounts to send duplicate copies of account statements and trade confirmations to the Securities Monitoring Unit. If you are classified an Access or Covered Person, by signing the annual Acknowledgment Form you are also confirming your obligations of notifying the Securities Monitoring Unit of any changes to your accounts that have been granted exceptions under the authorized broker-dealer requirements.21 Acknowledgment forms, which are supplied to you electronically by the Securities Monitoring Unit, must be completed annually.22

7. Reportable Securities Transactions

In general, all securities transactions are reportable by Access and Covered Persons except where noted below:

Covered Persons, with the exception of Private-Side Associates as defined in Section VI, are not required to report purchases and sales of open-end mutual funds, affiliated variable insurance products and variable annuities, certificates of deposit and certain United States government securities.

Investment Personnel, as defined in Section V.B., Access Persons and Private-Side Associates are not required to report certificates of deposit and certain United States government securities. Individuals under these classifications are, however, required to report purchases and sales of affiliated variable insurance products and variable annuities and any underlying sub-account transactions associated with these products, as well as any transactions and holdings of certain open-end mutual funds as described in Section V.D.

The chart attached as Exhibit 3 identifies the personal securities transactions that are reportable.

8. Confidentiality of Trading Information

The Securities Monitoring Unit is responsible for maintaining SMARTS, and recognizes that your investment records are highly confidential. Accordingly, the Securities Monitoring Unit follows careful procedures for the collection and review of associate trading information to ensure that such records are kept in the strictest confidence. Other than exception reports which are reviewed by business unit heads and business unit compliance personnel or as required by federal securities laws, the only persons who have access to this information are a small group within the Compliance Department. 9. Prohibited Transactions

All employees, including Covered and Access Persons, are prohibited from selling short including “short sales against the box” and from participating in any options or futures transactions on any securities issued by

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21  Any changes to accounts that have previously been granted exceptions must be reevaluated to determine if the exception is still permitted.

22  If you are a reporting associate, and have not completed an acknowledgment form, please contact the Securities Monitoring Unit.

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Prudential. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of this Policy.

10. Additional Requirements

Additional information and guidance can be found in the following Sections:

Requirements for Designated Person – Section III.

Requirements for Associates of Broker Dealers – Section IV.

Requirements for Portfolio Management and Trading Units and Registered Investment Advisers – Section V.

Requirements for Private Asset Management Units – Section VI.

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III. Policy and Restrictions for Personal Trading in Securities Issued by Prudential by Designated Persons

This Section specifically addresses the requirements for those associates who have routine access to material nonpublic information about Prudential. These requirements are consistent with policies of leading financial service firms. Specific policies and procedures relating to Section 16 Insiders are addressed in a separate policy statement, which is available through the Securities Monitoring Unit. The requirements and restrictions covered in this Section apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.6 including, but not limited to, accounts for spouses, family members living in your household, and accounts for which the Designated Person or his/her family member exercises investment discretion.

A. Designated Persons

A “Designated Person” is an employee who, during the normal course of his or her job, has routine access to material nonpublic information about Prudential, including information about one or more business units or corporate level information.23

The Vice Presidents (“VPs”) of Finance for each business unit must identify employees in each unit who have routine access to material nonpublic information about Prudential. It is the responsibility of the VPs of Finance to notify the Securities Monitoring Unit of any changes to this list.

Management of all other business groups and corporate departments are required to identify and inform the Securities Monitoring Unit of any additional employees, who through the performance of their jobs, have regular access to material nonpublic information.

Employees who have been classified as a Designated Person, but believe that they do not have access to material nonpublic information, may request an exception to or reclassification under this requirement. Requests should be forwarded to the Securities Monitoring Unit, who in consultation with the Law Department, will review and facilitate the request. Certain exceptions must be approved by Prudential’s General Counsel. _________________________

23  In certain circumstances temporary workers, consultants or independent contractors may be subject to certain aspects of this Policy based on their access to confidential information.

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B. Specific Trading Requirements

All employees are prohibited from trading Prudential securities while in possession of material nonpublic information regarding the Company.24 For purposes of this Policy, all requirements and restrictions relating to Prudential securities include common stock, bonds (including convertible bonds), the Prudential Financial, Inc. Common Stock Fund (“PFI Common Stock Fund”), employee stock options, restricted stock, restricted stock units, performance shares, exchange traded or other options and Prudential Financial single stock futures. All employees are also prohibited from selling short including “short sales against the box” and from participating in any exchange traded Prudential options or futures transactions. Employees are also discouraged from engaging in speculative transactions in Prudential securities and are encouraged to hold Prudential securities for long-term investment.

Designated Persons are required to preclear all transactions in Prudential securities through the Securities Monitoring Unit prior to execution.25 This requirement excludes transactions in Prudential mutual funds and annuities. Trades will be approved only during open “trading windows.” Designated Persons are also subject to the general prohibition relating to short sales and options transactions. These restrictions apply to all accounts in which a Designated Person has a direct or indirect beneficial interest as described in Section II.C.6 including, but not limited to, accounts for spouses, family members living in your household, and accounts for which the Designated Person or his/her family member exercises investment discretion.

1. Brokerage Account Requirements for Designated Persons

Designated Persons are required to hold and trade Prudential securities (“PRU”) only at an authorized broker-dealer. The authorized firms are Wachovia Securities, Pruco Securities, Charles Schwab, E*TRADE, Fidelity Investments, and Merrill Lynch. In addition, the PFI Common Stock Fund may be held in Prudential Employee Savings Plan (“PESP”) or Prudential Deferred Compensation Plan accounts.

Designated Persons can access information about each firm through the authorized broker-dealer website athttp://authorizedbrokerdealers.prudential.com/.

This requirement applies to accounts for you, your family members, or accounts in which you have a beneficial interest or over which you have trading authority. See Section II.C.6. for a complete list of applicable accounts. You may still maintain your accounts at non-authorized broker-dealers for your non-PRU positions, however, those accounts are still subject to Prudential’s monitoring procedures outlined below in Section B.2. Discretionary Accounts, as defined in Section II.C.4., must be disclosed to the Securities Monitoring Unit and Designated Persons must provide a copy of the signed Discretionary

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24  sales of Prudential securities and exercises of Prudential employee stock options are permitted if made pursuant to a Company precleared Individual Trading Plan.

25  Transactions executed pursuant to a Company precleared Individual Trading Plan are not required to be individually precleared. However, the Individual Trading Plan itself must be precleared in accordance with Company policy.

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Account agreement to the Securities Monitoring Unit for review and approval. However, duplicate statements and trade confirmations for these accounts are not required to be submitted.

While PRU stock held by you at Computershare is subject to the provisions of this Policy (e.g., transactions are subject to preclearance and trading window requirements), Designated Persons are not required to transfer PRU positions held at Computershare to an authorized broker-dealer.

2. Trade Reporting Requirements for Accounts with Non-Authorized Broker-Dealers

Designated Persons who maintain brokerage accounts with brokerage firms (for their non-PRU positions) other than the authorized broker-dealers listed in Section B.1. above, Discretionary Accounts, and certain trust accounts must direct the brokerage firm(s) to send duplicate copies of trade confirmations and account statements to the Securities Monitoring Unit.26 A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

3. Reporting New Accounts

Designated Persons must report new accounts promptly to the Securities Monitoring Unit, including new account numbers, to ensure that transactions are sent to the Securities Monitoring Unit.27

4. Trading Windows/Blackout Periods

Designated Persons are permitted to trade in Prudential securities only during open trading windows.28 In addition, PSPP elections and election modifications also must be made only during an open trading window, see Section III.B.5. below. Approximately 48 hours after the Company releases its quarterly earnings to the public, the trading window generally opens and generally will remain open until approximately two weeks before the end of each quarter. In addition, the Company may notify Designated Persons regarding unscheduled blackout periods. For example, in the event the Company decides to make an unscheduled announcement (e.g., a pre quarter-end earnings estimate), Prudential may restrict trading activity during a normally permissible trading window. The Securities Monitoring Unit will notify Designated Persons of the opening of trading windows and the commencement of blackout periods via e-mail.

5. Preclearance of Trading in Prudential Securities

Designated Persons are required to preclear all transactions in Prudential securities, including equity and debt securities, through the Securities Monitoring Unit.29

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26  Information concerning securities transactions at the authorized broker-dealers is fed by computer link directly to SMARTS. For accounts held at unauthorized firms, other than Discretionary Accounts and certain trust accounts, the Securities Monitoring Unit must receive paper copies of all confirms and monthly statements.

27  Monitored Persons should report new accounts within 30 days of activating the account.

28  Trades executed pursuant to a Company precleared Individual Trading Plan need not be individually precleared and may be made in accordance with the terms of the Individual Trading Plan either during open trading windows or blackout periods.

29  Refer to Footnotes 25 and 28.

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Designated Persons should submit requests electronically through the SMARTS Preclearance Intranet site. Designated Persons will be sent a link to the Preclearance site from the Securities Monitoring Unit, and a link is also available from the Compliance Department’s Intranet site. All approved transactions are valid until the close of the market on the day in which preclearance is granted. Designated Persons located outside of North or South America are granted approval for two business days including the date preclearance is granted, however, trades must be executed before the trading window closes.30 Therefore, Designated Persons may not enter into “good until cancelled” or “limit” orders involving Prudential securities that carry over until the next trading day. (See Exhibit 7 for sample SMARTS Preclearance Request Form.)

Transactions that require preclearance include, but are not limited to, the following:

•	Open market transactions through a broker-dealer;
•	Prudential securities transactions executed in Computershare accounts;
•	Gifts received or given;
•	Stock option exercises:
•	Sales of restricted stock, restricted stock units and performance shares;
•

PESP and Deferred Compensation Plan Company Stock Fund transactions. Purchases through automatic payroll deductions need only be precleared at the time the election is made. Preclearance requests for automatic payroll elections will only be accepted during open trading windows. For more details relating to PESP transactions that are subject to this requirement see Exhibit 4.

•

Prudential Stock Purchase Plan (“PSPP”) transactions. The following PSPP transactions are only permitted during open trading windows and must be precleared: enrollment in the plan, changes in contribution rates after enrollment, withdrawals of money that have been withheld prior to a stock purchase, suspension of contributions (i.e., reducing your contribution rate to 0%), and sales of Prudential stock that has accumulated in your account under the plan.

6. Prohibited Transactions

All employees are prohibited from selling short including “short sales against the box” and from participating in any exchange traded Prudential options or futures transactions. In addition, Designated Persons are prohibited from exercising their employee stock options during a blackout period, regardless of whether the transaction involves the sale of Prudential securities. As a result, controls have been established to prevent employee stock option exercises during closed trading windows. However, there are currently no blocking capabilities in place during blackout periods to prevent transactions relating to your PSPP enrollment and changes to your enrollment as described above. When no blocking system exists or if a blocking system fails, the employee will be responsible for adherence to the Policy.

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30  In addition, Designated Persons located in the United Kingdom (“UK”) will be permitted additional time to complete exercises of Prudential employee stock options due to the settlement requirements within the UK, provided that the exercise is submitted within two days of receiving preclearance approval.

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7. PESP

Certain controls have been established to prevent trading activity in PESP during closed trading periods. PESP transactions that are blocked include exchanges, deferral rate and allocation changes, loans and distributions. Remember, it is the Designated Person’s obligation to comply with this Policy including the preclearance and trading window requirements. If a blocking system fails, the employee will be responsible for the exception to the Policy.

C. Supervisory Responsibilities

The VPs of Finance, in conjunction with the Business Unit and Department Heads or their designees, are responsible for identifying changes to the Designated Persons list in their areas and informing the Securities Monitoring Unit, and, with the Securities Monitoring Unit, facilitating employee understanding of and conformity with this Policy. The trade monitoring process is conducted by the Securities Monitoring Unit with matters brought to the attention of Business Unit/Department Head management as needed.

D. Violations to the Policy

Violations or other exceptions to this policy including the preclearance and trading window requirements are reviewed by the Designated Persons Personal Trading Policy Committee.31 Policy violations or exceptions that may result in disciplinary action, other than an educational reminder, will be resolved with the employee’s supervisor. Individuals who do not comply with the Policy are subject to disciplinary action that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

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31  Section 16 Insider policy exceptions are addressed in the Reporting Responsibilities and Procedures for Section 16 Officers and Control Persons of Prudential policy (“Section 16 Policy”). A similar policy also exists for Section 16 Directors.

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IV. Trading Restrictions for Associates of Broker-Dealers

A. Trade Monitoring for Associates of a Broker-Dealer

Prudential has a number of different broker-dealers including Pruco Securities, LLC (“Pruco”), Prudential Investment Management Services, LLC. (“PIMS”), Prudential Annuities Distributors, Inc. (“PAD”), Prudential Bache Securities, LLC (“PBS”) and Prudential Bache Commodities, LLC (“PBC”) that are specifically referred to as “Broker-Dealers” under this Section.

Pruco is a full service broker-dealer whose business is limited to the facilitation of non-solicited customer orders of general securities and the distribution of investment company and variable contract products. PIMS and PAD are limited broker-dealers whose primary business is restricted to the facilitation of customer orders in and distribution of Prudential mutual funds and annuities. In addition, PAD offers 529 plan interests and PIMS is a discount broker-dealer that offers brokerage accounts and Individual Retirement Accounts ("IRA's") to roll over customers who were formerly retirement plan participants serviced by Prudential Retirement. Investments offered include mutual funds, stocks, bonds and municipal securities. PBS engages in a general securities business as an introducing broker, clearing all transactions with and for customers on a fully disclosed basis through a clearing firm. PBS promptly transmits all customer funds and securities to the clearing broker, which carries all accounts of such customers for purposes of the SEC net capital rule. PBS also trades a variety of financial products on a proprietary basis. PBC engages in soliciting or in accepting orders for the purchase or sale of any commodity for future delivery on or subject to the rule of any contract market or derivatives transaction execution facility. In connection with such solicitation or acceptance of orders, PBC accepts money, securities, or property (or extends credit in lieu thereof) to margin, guarantee, or secure any trades or contracts that result or may result there from. PBC is a self-clearing FCM.

Unlike Prudential units that participate in the personal trade monitoring system, the nature and scope of the Pruco, PIMS, and PAD Broker-Dealers’ businesses are such that their associates do not have access to material nonpublic information concerning publicly traded securities through their employment.32 Accordingly, Pruco, PIMS, and PAD Broker-Dealer associates are generally not required to participate in SMARTS.33 However, pursuant to SEC and FINRA regulations, Broker-Dealer Registered Representatives must comply with the reporting requirements listed below.34 In addition, certain officers and registered representatives of Pruco, which is also a federally registered investment adviser, have been identified as Supervised Persons, as defined in Section II.B. The requirements for Supervised Persons are also outlined below in Section IV.A.3.

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32  Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in Section V. due to their association with portfolio management activities in addition to the restrictions set forth in this Section.

33  PBS and PBC Broker Dealers have their own specific monitoring requirements and procedures.

34  PAD associated persons follow policies and procedures outlined in PAD’s compliance manual that are generally consistent with the requirements of this Section.

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1. Notification Requirements for Personal Securities Accounts

In accordance with NASD Rule 3050, Broker-Dealer Registered Representatives (“Registered Representatives”) must notify the Broker-Dealer to which they are associated, in writing, prior to opening an account at another broker-dealer, and must notify the Broker-Dealer of any accounts opened prior to becoming a Registered Representative. Registered Representatives must also notify broker-dealers, prior to opening such accounts, that they are Registered Representatives of a broker-dealer. However, if the account was established prior to the association of the person with the Broker-Dealer, the Registered Representative must notify the broker-dealer in writing promptly after becoming so associated.

These notification requirements apply to all personal securities accounts of Registered Representatives and any securities accounts over which they have discretionary authority.

Registered Representatives are not required to report accounts that are limited to the following types of investments: (1) mutual funds; (2) variable life and variable annuity contracts; (3) unit investment trusts; (4) certificates of deposit; (5) 529 Plans; and (6) money market fund accounts.35

2. Annual Compliance Training and Sign-off

The NASD/NYSE Joint Memorandum on Chinese Wall Policies and Procedures (NASD Notice to Members 91-45) provides that firms that do not conduct investment banking research or arbitrage activities still must have “reasonable procedures for the education and training of its associates about insider trading” in order to be in compliance with ITSFEA. Consistent with this Notice, the Broker-Dealers include a statement concerning insider trading in their annual Compliance Overview. Annually, all Registered Representatives are required to sign a statement affirming that they have read and understand the policy concerning insider trading as described in the Broker-Dealer’s compliance manual and as set forth in Prudential’s Policy Statement On Insider Trading contained in Section I of this Policy.

3. Requirement for Supervised Persons

Certain Pruco officers and registered representatives involved in investment advisory activity have been classified as Supervised Persons.36 Supervised Persons are subject to the following additional requirements:

•	Acknowledge receipt of their Investment Adviser Code of Ethics (“Code”), including this Policy and any amendments to the Code and/or Policy;
•	Comply with all applicable federal securities laws; and
•	Report any violations of the Code including this Policy to his/her Chief Compliance Officer or the Securities Monitoring Unit.

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35  Associated persons who are also Access Persons and/or Private-Side Associates are required to report certain mutual fund transactions and holdings and purchases of certain variable-life and variable-annuity contracts and sub-account transactions, as described in Sections V.D. and VI.F.

36  The Securities Monitoring Unit will notify all individuals who are classified as Supervised Persons.

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If an individual is only classified as a Supervised Person, and is not also classified as an Access, Covered, or Designated Person, he/she is not required to report his/her personal securities trading activity to Corporate Compliance and is not subject to the authorized broker-dealer requirements outlined in Section II. However, these individuals are still subject to the notification requirements outlined in Section IV.A.1.

B. Restrictions on the Purchase and Sale of Initial Equity Public Offerings

NASD Rule 2790 prohibits broker-dealers from purchasing or retaining “new issues” in their own accounts and from selling new issues to a restricted person. Restricted persons are defined as directors, officers, general partners, employees, associated persons and agents engaged in the investment banking or securities business of any broker-dealer. “New Issues” are any initial public offerings of an equity security.

These basic prohibitions also cover sales of new issues to accounts in which any restricted person may have a beneficial interest and, with limited exceptions, to members of the immediate family of such persons. A Restricted Person is permitted to have an interest in an account that purchases new issues (i.e., collective investment accounts including hedge funds, investment partnerships, investment corporations, etc.) provided that the beneficial interests of all restricted persons do not in aggregate exceed 10% of the total account. The overall purpose of this prohibition is to protect the integrity of the public offering process by requiring that FINRA members make a bona-fide public distribution of securities by not withholding such securities for their own benefit or using the securities to reward other persons who are in a position to direct future business to the firm.

To ensure compliance with this Rule, associated persons of Prudential’s broker-dealers are prohibited from purchasing securities in any public offerings of equity securities. This prohibition includes all associates of Prudential’s Broker-Dealers.

The policy applies to all public offerings of equity securities, whether or not the above broker-dealers are participating in the offering. There are no prohibitions on purchases of public offerings of investment grade asset-backed securities, open-end mutual funds, preferred securities, convertible securities or any debt securities, including but not limited to municipal or government securities.

Which accounts are restricted:

Accounts of all persons associated with the above broker-dealers and their immediate families are restricted from purchasing equity public offerings of securities. The term “immediate family” includes parents, mother-in-law, father-in-law, spouse, siblings, brother-in-law, sisters-in-law, children and their spouses, or any other person who is supported (directly or indirectly) to a material extent by the associated person.

The prohibition does not apply to sales to a member of the associate’s immediate family who is not supported directly or indirectly to a material extent by the associate, if the sale is by a broker-dealer other than that

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employing the restricted person and the restricted person has no ability to control the allocation of the new issue. For information on this exception, please contact your broker-dealer compliance officer.

C. Private Placements

In order to review private placement transactions in relation to certain conflicts of interest that may arise, all associates of Prudential’s Broker-Dealers must notify their broker-dealer, in writing, and obtain written approval from the broker-dealer, prior to engaging in any private placement transactions, including purchases and sales of limited partnership interests. Such notification should be made to the compliance officer for the broker-dealer or the compliance officer’s designee who will be responsible for approving the private placement transaction.37 For associates who are subject to preclearance, the preclearance form will satisfy the notification requirement.

_________________________

37  For PIMS registered representatives, approval may be granted by the appropriate business unit compliance officer, in conjunction with that unit’s policies and procedures. This review may serve as notification to and review by the broker-dealer.

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V. Trading Restrictions for Portfolio Management and Trading Units and Registered Investment Advisers

A. Background

The Investment Advisers Act of 1940 (“Advisers Act”) and the Investment Company Act of 1940 (“Investment Company Act”) govern activities of officers, directors and employees of registered investment advisers and advisers who manage registered investment companies, respectively. These rules set forth specific requirements relating to conflicts of interest and personal securities trading activity.

1. Advisers Act Requirements

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

Generally, the code of ethics applies to all Supervised Persons of the adviser, including all Access Persons of the adviser. The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Policy and the U. S. Information Barrier Policy. Employees identified as Supervised Persons must comply with the Code, including this Policy.38 Compliance is responsible for notifying each individual who is subject to the Code.

2. Investment Company Act Requirements

Rule 17(j) under the Investment Company Act requires that every investment company adopt procedures designed to prevent improper personal trading by investment company personnel. Rule 17(j) was created to prevent conflicts of interest between investment company personnel and shareholders, to promote shareholder value, and to prevent investment company personnel from profiting from their access to proprietary information.

In light of the adoption of Rule 17(j) and the growing concern that the mutual fund industry needed to police itself, the Investment Company Institute (“ICI”), an industry group, assembled a blue ribbon panel and, in 1994, issued a report setting forth a series of recommendations concerning personal trading by investment personnel. These recommendations, known as the “ICI rules”, have been praised by the SEC, and have been adopted by the majority of the asset management industry associated with U.S. registered investment companies.

In keeping with our ethical standards and the practices of the industry leaders, Prudential has adopted the ICI

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38  Generally, Private-Side Associates are also considered Access Persons under the Investment Advisers Act of 1940. See Section VI for information on the requirements for Private-Side Associates.

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rules for all of its portfolio management units. The ICI rules concerning personal trading are set forth below and are applicable to these portfolio management units and certain associates outside the specific business unit who provide direct support to these units.39 In addition, the ICI rules, with certain exceptions, have also been adopted for other investment management units within Prudential.40

B. Definitions

The following terms are defined for purposes of this policy:

•

“Access Persons”, as defined in Section II.B., include employees or officers of a mutual fund or investment adviser, who, in connection with their normal responsibilities, make, participate in, or have access to current or pending information regarding the purchase or sale of a security by the Complex (Complex defined below) or nonpublic portfolio holdings of mutual funds.

•	“Investment Personnel” are Access Persons who are public-side portfolio managers, analysts, traders, or certain other individuals as designated by the compliance officer.
•	A “pending buy or sell order” exists when a decision to purchase or sell a security has been made and communicated.
•	The “Complex” includes all portfolios managed by the business unit or group of units to which an individual is deemed to have access.

C. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Access Persons must act in accordance with the following general principles:

•	It is the duty at all times to place the interests of investment company shareholders and other investment advisory clients first.

•	Access Persons should scrupulously avoid serving their own personal interests ahead of clients’ interests in any decision relating to their personal investments.
•

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39  Certain PIMS personnel employed by portfolio management units may be subject to the personal securities trading restrictions set forth in this section due to their association with portfolio management activities in addition to the restrictions set forth in Section IV.

40  Certain international units may also be subject to the requirements of this Section. Individuals should consult the applicable business unit compliance officer for additional information.

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All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Access Persons must not only seek to achieve technical compliance with this Policy, but should strive to abide by its spirit and the principles articulated herein.

Example:

An appearance of a conflict of interest may occur if, following a meeting with a representative of an issuer, an analyst buys the issuer’s securities for his or her personal account, but does not recommend his or her client purchase such securities.

•	Access Persons may not take inappropriate advantage of their positions.

•

Access Persons must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of shareholders or clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Access Persons may not bunch a personal order with a client order.

•	Access Persons may not conduct personal business with brokers who execute trades for their portfolios.

D. Mutual Fund Reporting and Trading Restrictions

Investment Personnel and Access Persons are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, Investment Personnel and certain officers of Prudential Investment Management (“PIM”) and Prudential Investments LLC (“PI”) are required to hold all proprietary and certain non-proprietary subadvised mutual funds for a period of 90 days. Investment Persons and Access Persons are also required to report mutual fund transactions covered under this policy as described below.

1. Mutual Fund Holding Period

Investment Personnel and certain PIM and PI employees are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds, PESP Fixed Rate Fund, and the Dryden Ultra Short Bond Fund, purchased for a period of 90 days.41,42 Proprietary funds include JennisonDryden, Advanced Series Trust, Nicholas Applegate Growth Equity Fund, Target, and Variable Contract Accounts 2, 10,

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41  PIM and PI employees will be identified by the President of PIM in consultation with the PIM Chief Compliance Officer. The PIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit.

42  The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

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and 11. Non-proprietary subadvised funds are defined in Exhibit 8. Specifically, Investment Personnel and certain PIM and PI employees are prohibited from executing a purchase and a sale of the same proprietary or certain non-proprietary subadvised mutual fund during any 90-day period.43 This restriction applies to accounts for which Investment Personnel and certain PIM and PI employees have a direct or indirect beneficial interest, including household members. See Section II.C.6. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Committee.44

2. Policies Relating to Reporting and Trading Mutual Funds

Access Persons are required to report all transactions of proprietary and certain non-proprietary subadvised mutual funds.45 This requirement applies to accounts for which Access Persons have a direct or indirect beneficial interest, including household members. See Section II.C.6. Access Persons may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), the Prudential Employee Savings Plan (“PESP”), or the Jennison Associates (“Jennison”) Savings Plan.46 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit, Compliance Department. For certain non-proprietary subadvised funds, Access Persons must notify fund complexes within 10 business days of receipt of this policy requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.47

Investment Personnel and Access Persons must notify the Securities Monitoring Unit of any mutual fund accounts. This includes accounts of all household members, 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary

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43  For the Prudential Employee Savings Plan and the Jennison Associates Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the 90-day holding period. Purchases due to automatic payroll deductions and company match and automatic rebalancing transactions are exempt from this requirement.

44  Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

45  See footnote 41.

46  Mutual fund transactions executed through PMFS, PESP and the Jennison Associates Savings Plan will be sent to Compliance through a daily electronic trading feed.

47  Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan, the Amended and Restated American Skandia Lifestyle Security Plan, and the Trust Agreement Between Jennison Associates LLC and Wachovia Bank, N.A.) are not susceptible to market timing due to the fact that the plans only permit one transaction per month. Therefore, transactions in these plans are exempt from both the 90-day holding period and reporting requirements.

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and certain non-proprietary subadvised mutual funds.48 In addition, Investment Personnel and Access Persons must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

E. Additional Trading Restrictions for Access and Investment Personnel of PIM, Quantitative Management Associates LLC (“QMA”), the Prudential Real Estate Investors’ (“PREI”) Merchant Banking Group (“MBG”), AST Investment Services, Inc. (“AST”), Prudential International Investments Advisers, LLC (“PIIA”), and Prudential Investments LLC’s (“PI”) Strategic Investment Research Group (“SIRG”)49

The following restrictions and requirements apply to all accounts in which Access Persons and Investment Personnel have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.6.

1. Initial Public Offerings

Investment personnel are prohibited from purchasing initial public offerings of securities. Access Persons must obtain preclearance prior to purchasing initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities.50

2. Private Placements

Investment personnel and Access Persons are prohibited from acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the local business unit head in consultation with the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved.

Investment personnel must disclose their private placement holdings to the business unit compliance officer and the business unit’s chief investment officer when the investment personnel play a part in the consideration of any investment by the portfolio in the issuer. In such circumstances, the portfolio’s decision to purchase securities of the issuer will be subject to independent review by appropriate personnel with no personal interest in the issuer.

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48  Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements where funds are held in 401(k) and 529 Plans and variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

49  MBG employees are also subject to certain trading restrictions covered under Section VI of this Policy.

50  For purposes of this requirement, SIRG Investment Persons are subject to the IPO prohibition only for IPO’s of exchange traded funds and not any other securities.

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3. Blackout Periods -- “7 Day Rule”

Access Persons are prohibited from executing a securities transaction on a day during which any portfolio in their Complex has a pending buy or sell order in the same or an equivalent security and until such time as that order is executed or withdrawn.51 This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Investment personnel are prohibited from buying or selling a security within seven calendar days before or after a portfolio in their Complex trades in the same or an equivalent security. Nevertheless, a personal trade by any investment personnel shall not prevent a portfolio in the same business unit from trading in the same or an equivalent security. However, such a transaction shall be subject to independent review by their business unit compliance officer.52 This prohibition will not apply to purchases and sales executed in a fund or portfolio that replicates a broad based securities market index.

Profits realized on transactions that are executed during blackout periods may be required to be disgorged to the business unit. Transactions inadvertently executed by an Access Person during a blackout period will not be considered a violation and disgorgement will not be required provided that the transaction was effected in accordance with the preclearance procedures and without prior knowledge of any pending purchase or sale orders in the Complex in the same or equivalent security. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.

4. Short-Term Trading Profits

Investment personnel are prohibited from profiting from a purchase and sale, or sale and purchase, of the same or an equivalent security within any sixty calendar day period.53 Profits realized on such proscribed trades must be disgorged to the business unit. All disgorged profits will be donated to a charitable organization in the name of the Company or to an account or client for which the security is held or traded.54

5. Short Sales

Access Persons may not sell any security short which is owned by any portfolio managed by the business unit with the exception of short sales “against the box.” A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities. However, employees may not sell short Prudential securities under any circumstances.

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51  There is no presumption that Access Persons have knowledge of actual trading activity.

52  Properly precleared personal trades executed within seven days prior to a portfolio trading will be presumed not violative of the 7 day rule provided there was no additional evidence to the contrary.

53  For purposes of this requirement, SIRG Investment Persons are subject to the 60-day holding period only for transactions in exchange traded funds and not any other securities.

54  Purchases of Prudential stock automatically executed under PSPP are exempt from the short-swing profit restrictions. However, PSPP sales of Prudential stock are subject to the short-swing profit restrictions.

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6. Options

Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. Access Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to preclearance and the same restrictions applicable to other securities. Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, investment personnel should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

F. Investment Clubs

Access Persons may not participate in investment clubs.

G. Prohibited Transactions Involving Securities of Prudential Financial, Inc.

All employees, including Access Persons, are prohibited from selling short including “short sales against the box” and from participating in any exchange traded options or futures transactions on any Prudential securities. Employees classified as Designated Persons are subject to additional restrictions relating to securities issued by Prudential. These requirements are outlined in Section III of this Policy.

H. Preclearance

Access Persons of PIM, QMA, AST Investment Services, Inc., MBG and PI must preclear all personal securities transactions with the exception of those identified in Section V.I. below.55,56 See also Exhibit 3 for a list of securities transactions requiring preclearance. Preclearance is also not required for both proprietary and non-proprietary subadvised mutual funds. All requests for preclearance are submitted to the business unit compliance officer for approval using the automated preclearance website which may be accessed via https://smartspreclearance.prudential.com/.57,58

All approved orders must be executed by the close of business on the day in which preclearance is granted; provided however that approved orders for securities traded in foreign markets may be executed within two

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55  For Access and Investment Persons, PSPP elections and purchases are exempt from preclearance. However, Designated Persons are subject to additional restrictions relating to PSPP. See Section III.B.5. for more details.

56  As part of the preclearance process, Compliance will review the preclearance requests against the appropriate restricted lists that applies to the individual.

57  Paper preclearance forms may be used for international units and in certain hardship cases. Paper Forms are available from the business unit compliance officer.

58  Access Persons preclearance forms are submitted to the business unit compliance officer of the Complex to which they are deemed to have access via SMARTS.

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business days from the date preclearance is granted. If any order is not timely executed, a request for preclearance must be resubmitted.59

I. Exemptions

The following exemptions apply to the blackout periods, short-term trading profit rule, preclearance requirements and mutual fund 90-day holding period as noted below.60

Type of Account/Security	Short Swing Profit Rule	Blackout Periods	Preclearance[61]	Mutual Fund 90-Day Holding Period
Ineligible Securities [62]	Not Applicable	Not Applicable	Required	Applies
Exercise of rights issued by an issuer [63]	Not Applicable	Not Applicable	Required	Applies

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59  Exceptions to the requirement to resubmit preclearance requests may be granted in advance by the business unit compliance officer for unusual circumstances.

60  In addition to the examples listed in the grid, exceptions by Prior Written Approval may be available in certain circumstances. This may include, purchases or sales of securities which receive prior written approval of the business unit compliance officer (such person having no personal interest in such purchases or sales), based on a determination that no conflict of interest is involved and that such purchases or sales are not likely to have any economic impact on any portfolio in the business unit or on its ability to purchase or sell securities of the same class or other securities of the same issuer. For purposes of the mutual fund 90-day holding period, only certain limited exceptions will be approved including, but not limited to, hardships and extended disability and must be approved by the Business Unit Head and the PIM Chief Compliance Officer prior to execution. For purposes of this policy, Business Unit Head is defined as the executive in charge of Prudential Fixed Income Management, QMA, Jennison, PI or his/her delegate. Delegation of this responsibility must be done in writing and submitted to the PIM Chief Compliance Officer.

61  See also Exhibit 3 for more details regarding the securities transactions that require preclearance.

62  Transactions in ineligible securities include purchases or sales of securities (or their equivalents) that are not eligible for purchase or sale by any portfolio in the business unit.

63  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

64  De minimis criteria for international locations may vary by country. Business unit compliance officers will maintain country-specific criteria where applicable.

65  For certain limited transactions, Jennison has a different de minimis standard under its Code of Ethics.

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De Minimis Transactions[64]:

1) Any trades, or series of trades effected over a 30 calendar day period, involving 500 shares or less in the aggregate of an equity security, provided that the securities are listed on the New York Stock Exchange or have a market capitalization greater than $1 billion, and the Access Person has no prior knowledge of activity in such security by any portfolio in the business unit.[65]

2) Any fixed-income securities transaction, or series of related transactions effected over a 30 calendar day period, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such security by any portfolio in the business unit.

	Not Applicable	Not Applicable	Required	Applies
Discretionary Accounts [66]	Not Applicable	Not Applicable	Not Required	Not Applicable
Index Options on a Broad Based Index [67]	Not Applicable	Not Applicable	Not Required	Not Applicable
Unit Investment Trusts and Open-End Mutual Funds, including Exchange Traded Funds (“ETF’s”)	Applies to all ETF’s. Not Applicable for all other UIT’s and Open-end funds.	Applies to all ETF’s. Not Applicable for all other UIT’s and Open-end funds.	Required for all ETF’s.[68] Not required for all other UIT’s and Open-end funds.	Applies – See Section V.D.1.
Non-volitional Transactions and Dividend Reinvestment Plans (DRIPS)	Not Applicable	Not Applicable	Not applicable for non-volitional transactions. For DRIPs, the plan requires approval and subsequent transactions do not require preclearance.	Not Applicable
Automatic Investment/ Withdrawal Programs and Automatic Rebalancing [69]	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not Applicable. However, applicable for transactions that override any pre-set schedule or allocation.	Not required - However, transactions that override any pre-set schedule or allocation must be precleared and reported to the Securities Monitoring Unit.	Not Applicable

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66  Purchases or sales of securities effected in any account over which the Access Person has no direct or indirect influence or control or in any account of the Access Person which is managed exclusively on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions. Access Persons must provide written documentation that evidences he/she does not have authority to participate in the management of the account and the employee must give exclusive discretion to his/her broker or investment adviser. A copy of such Discretionary Account agreement must be sent to the business unit compliance officer which will be forwarded to the Securities Monitoring Unit for review and approval. Such Discretionary Accounts are required to be reported, however duplicate statements and trade confirmations are not required to be reported.

67  Any transactions in index options effected on a broad-based index as indicated in Exhibit 5.

68  Preclearance is required for closed-end funds.

69  This includes purchases or sales of securities that are part of an automatic investment/withdrawal program or resulting from an automatic rebalancing. Transactions that override any pre-set schedule or allocation are subject to the blackout period and short swing profit rules and must be precleared and reported to the Securities Monitoring Unit.

70  Additional PSPP restrictions and requirements apply to Designated Persons, see Section III.B.5.

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PSPP Transactions [70]	Applies only to PSPP sales. Purchases made under PSPP are exempt.	Applies only to PSPP sales. Purchases made under PSPP are exempt.	Required only for Prudential stock sold under the PSPP. Elections and purchases made under the plan are exempt.	Not Applicable

J. Personal Trade Reporting

All Access Persons must participate in Prudential’s Personal Trade Monitoring System as described in Section II of this Policy. In addition, all Access Persons must preclear all private securities transactions immediately and report completion of the transaction promptly, in any event not later than ten days following the close of each quarter in which the trade was executed. Forms to report such private securities transactions are available from your business unit compliance officer or the Securities Monitoring Unit.

K. Personal Securities Holdings

Within ten calendar days of becoming an Access Person, and thereafter on an annual basis, Access Persons (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.71 This includes those positions held in 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities, excluding money market funds and the Dryden Ultra Short Bond Fund. Security positions held in Discretionary Accounts, as defined in Section II.C.4., and certain trust accounts are not required to be reported. Holdings Reports must include information that is current within the previous 45 days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

L. Service as a Director

Consistent with Prudential policy, Investment Personnel are prohibited from serving on the board of directors of publicly traded companies, absent prior authorization from the business unit compliance officer based upon a determination that the board service would not be inconsistent with the interests of the investment company or other clients. In the limited instances that such board service may be authorized, Investment Personnel will be

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71  requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

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isolated from those making investment decisions affecting transactions in securities issued by any publicly traded company on whose board such Investment Personnel serves as a director through the use of a “Chinese Wall” or other procedures designed to address the potential conflicts of interest.

M. Gifts

Consistent with Prudential’s Gift and Entertainment Policy, Access Persons are prohibited from receiving any gift or other thing that would be considered excessive in value from any person or entity that does business with or on behalf of Prudential. Access Persons must comply with Company limits and reporting guidelines for all gifts and entertainment given and/or received.

N. Code Violations and Sanctions

Access Persons and Supervised Persons are required to promptly report any known violations of the Code or this Policy to the Business Unit Chief Compliance officer. Reported violations and other exceptions to this Policy detected through internal monitoring will be provided to the Business Unit Chief Compliance Officer or his/her designee and the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”). The Committee, comprised of business unit executives, compliance and human resource personnel, will review all violations of this Policy. The Committee will determine any sanctions or other disciplinary actions that may be deemed appropriate, which may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

O. Reports to Clients

The Board of Directors/Trustees of any investment company client will be provided, as requested by client or otherwise required by regulation, with a report, no less frequently than annually, which at a minimum:

•	Certifies that the investment adviser/portfolio management unit has adopted procedures reasonably necessary to prevent its Access Persons from violating this policy;
•	Summarizes existing procedures concerning personal investing and any changes in the procedures made during the preceding year;
•	Identifies material violations of this policy and sanctions imposed in response to those violations; and
•	Identifies any recommended changes in existing restrictions or procedures based upon experience under the policy, evolving industry practices, or developments in applicable laws and regulations.

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P. Additional Trading Requirements for Access Persons of Global Portfolio Strategies Inc. (“GPSI”)

The following restrictions and requirements apply to all accounts in which GPSI Access Persons have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.6.

1. Initial Public Offerings

GPSI Access Persons must preclear purchases of initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

2. Private Placements

GPSI Access Persons are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer, based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

3. Restricted Lists

GPSI Access Persons are restricted from purchasing or selling securities of the issuers on the GPSI Restricted List. This restriction applies to all accounts in which the associate is deemed to have a beneficial interest as listed above. GPSI Access Persons who hold GPSI Restricted List securities prior to the institution of this policy, becoming a GPSI Access Person or being placed on the GPSI Restricted List must obtain written approval from their business unit compliance officer prior to the sale of such securities.

Q. Additional Trading Requirements for Access Persons of Prudential Bache Asset Management, Inc. (“PBAM”)

The following restrictions and requirements apply to all accounts in which PBAM Access Persons have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.6.

1. Initial Public Offerings

PBAM Access Persons must preclear purchases of initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

2. Private Placements

PBAM Access Persons are prohibited from personally acquiring any securities in a private placement without

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express prior approval. Such approval must be obtained from the business unit compliance officer, based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

3. Short Sales

PBAM Access Persons may not sell any security short which is owned by any portfolio managed by the business unit. PBAM Access Persons may, however, make short sales “against the box” in securities other than Prudential securities. A short sale “against the box” refers to a short sale when the seller owns an equivalent amount of the same securities.

4. Options

PBAM Access Persons may not write naked call options or buy naked put options on a security owned by any portfolio managed by the business unit. PBAM Access Persons may purchase options on securities not held by any portfolio managed by the business unit, or purchase call options or write put options on securities owned by any portfolio managed by the business unit, subject to the same restrictions applicable to other securities. PBAM Access Persons may write covered call options or buy covered put options on a security owned by any portfolio managed by the business unit at the discretion of the business unit compliance officer. However, investment personnel should keep in mind that the short-term trading profit rule might affect their ability to close out an option position at a profit.

R. Violations to the Policy

Violations or other exceptions to this policy are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with the Policy are subject to disciplinary action that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.

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VI. Trading Restrictions of Private Asset Management Units

A. Background

The Advisers Act governs activities of officers, directors and employees of registered investment advisers. The rules under the Advisers Act set forth specific requirements relating to conflicts of interest and personal securities trading activity.

Rule 204A-1 under the Advisers Act requires each federally registered investment adviser to adopt a written code of ethics designed to prevent fraud by reinforcing fiduciary principles that govern the conduct of investment advisory firms and their personnel. In addition, the code must set forth specific requirements relating to personal trading activity including reporting transactions and holdings.

The code of ethics applies to all Supervised Persons of the adviser, including all “Access Persons” of the adviser. Under the rules, “Access Persons” are considered employees of the adviser who have access to client recommendations and trading activity. Based on this definition, Private-Side Associates, as defined in Section VI.C. below, (excluding employees of PMCC) would be considered “Access Persons” and be subject to the requirements of the rules due to their access to investment advisory client recommendations and trading activity. In addition, employees of Prudential Real Estate Fixed Income Investors (“PREFII”) are considered Supervised Persons under the rules.

The Investment Adviser Code of Ethics (“Code”), as adopted by Prudential’s registered investment advisers, includes the Personal Securities Trading Policy and the U.S. Information Barrier Policy. Employees identified as Supervised Persons must comply with the Code, including this Policy. Compliance is responsible for notifying each individual who is subject to the Code. Sections II and VI of this Policy set forth the requirements that are intended to enable Private-Side Associates to comply with Rule 204A-1.

B. Conflicts of Interest

Prudential holds its employees to the highest ethical standards. Maintaining high standards requires a total commitment to sound ethical principles and Prudential’s values. It also requires nurturing a business culture that supports decisions and actions based on what is right, not simply what is expedient. Management must make the Company’s ethical standards clear. At every level, associates must set the right example in their daily conduct. Moreover, associates are encouraged to understand the expectations of the Company and apply these guidelines to analogous situations or seek guidance if they have questions about conduct in given circumstances.

All Private-Side Associates must act in accordance with the following general principles:

•	It is the duty at all times to place the interests of investment advisory clients and investment company shareholders first.

•	Private Side Associates should scrupulously avoid serving their own personal interests ahead of clients’
•

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interests in any decision relating to their personal investments.

•	All personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•	Private-Side Associates must not only seek to achieve technical compliance with this Policy, but should strive to abide by its spirit and the principles articulated herein.

•	Private-Side Associates may not take inappropriate advantage of their positions.

•

Private-Side Associates must avoid any situation that might compromise, or call into question, their exercise of fully independent judgment in the interest of clients, including, but not limited to the receipt of unusual investment opportunities, perquisites or gifts from persons doing or seeking business with their portfolios.

•	Private-Side Associates may not bunch a personal order with a client order.

•	Private-Side Associates may not conduct personal business with brokers who execute trades for their portfolios.

C. Requirements of Private-Side Associates

In addition to the personal securities trade reporting requirements set forth in Section II of this Policy, all associates of Private Asset Management units of Prudential Investment Management (“PIM”) are subject to certain trading restrictions as set forth below. The Private Asset Management units of PIM are as follows: Prudential Capital Group (“PCG”), Prudential Real Estate Investors (“PREI”), PREI’s Merchant Banking Group (“MBG”) and Prudential Mortgage Capital Company (“PMCC”).72 These individuals are referred to as Private-Side Associates throughout this Policy.

The following restrictions and requirements apply to all accounts in which Private-Side Associates have a direct or indirect beneficial interest, including accounts of household members as described in Section II.C.6.

Such restrictions apply to transactions in any securities accounts for which the associate maintains a beneficial interest, including the following:

•	Personal accounts;
•	Joint or tenant-in-common accounts in which the associate is a participant;
•	Accounts for which the associate acts as trustee, executor or custodian;
•	Accounts in which the associate’s spouse has a beneficial interest;
•	Accounts in which the associate’s minor children or any dependent family member has a beneficial interest;
•	Accounts over which the associate exercises control or has any investment discretion; and
•	Accounts of any individual to whose financial support the associate materially contributes.

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72  MBG employees are also subject to additional restrictions as Access and Investment Persons under this Policy – see Section V.E. for more details.

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D. Private-Side Monitored List & Global PREI Private-Side Monitored List

Under the U.S. Information Barrier Policy, PCG and PMCC are required to maintain the Private-Side Monitored List (“PSML”) containing the names of publicly traded issuers about which they possess material nonpublic information. In addition, PREI, including MBG, is required to maintain its own Global PREI Private-Side Monitored List (“GPPSML”). PCG and PMCC employees are restricted from purchasing or selling securities of the issuers on the PSML for their personal accounts. Similarly, PREI employees, including MBG employees, are restricted from purchasing or selling securities of the issuers on the GPPSML. These restrictions apply to all accounts in which the associate is deemed to have a beneficial interest as listed above.

Associates should not, however, provide the PSML or the GPPSML to individuals outside of their business unit. The employee should instruct individuals who exercise control or have investment discretion over an account in which the associate has a beneficial interest to check with the associate prior to purchasing or selling any security for such account to ensure that no trade is placed in a security of an issuer on the PSML or the GPPSML.

If an issuer of a security is on the PSML or the GPPSML, respectively, the employee should instruct the individual exercising control over the account that he or she is prohibited from trading the security because of his or her employment with Prudential. In the case of a Discretionary Account (as defined in Section II.C.4.), the preceding rule does not apply and the associate must not discuss any security or issuer with the broker or investment adviser in advance of any trade. In addition, a copy of the signed Discretionary Account agreement must be sent to the Securities Monitoring Unit for review and approval.

Associates of Private Asset Management units may not advise a person not employed by Prudential, or a Prudential employee of another investment sector that a security is restricted because Prudential is in possession of material nonpublic information.

E. Investment Clubs

Private-Side Associates are prohibited from participating in investment clubs.

F. Mutual Fund Reporting and Trading Restrictions

Private-Side Associates are prohibited from market timing any proprietary mutual funds, as well as non-proprietary funds subadvised by Prudential, and must comply with any

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trading restrictions established by Prudential and its clients to prevent market timing of these funds.

To deter the market timing in proprietary and non-proprietary funds subadvised by Prudential, certain officers of PIM are required to hold all proprietary and certain non-proprietary subadvised mutual funds for a period of 90 days.73 Private-Side Associates are also required to report mutual fund transactions covered under this policy as described below.

1. Mutual Fund Holding Period

Certain officers of PIM are required to hold proprietary and certain non-proprietary subadvised mutual funds, excluding money market funds, PESP Fixed Rate Fund, or the Dryden Ultra Short Bond Fund, purchased for a period of 90 days.74 75 Proprietary funds include JennisonDryden, Target, Advanced Series Trust, Nicholas Applegate Growth Equity Fund, and Variable Contract Accounts 2, 10, and 11. Non-proprietary subadvised funds are defined in Exhibit 8. Specifically, affected officers are prohibited from executing a purchase and a sale of the same proprietary or non-proprietary subadvised mutual fund during any 90-day period.76 This restriction applies to accounts for which these officers have a direct or indirect beneficial interest, including household members. See Section II.C.6. Profits realized on such transactions must be disgorged to the applicable mutual fund or client, or as otherwise deemed appropriate by the Personal Securities Trading/Mutual Fund Code of Ethics Committee (“Committee”).77,78

2. Policies Relating to Reporting and Trading Mutual Funds

Private-Side Associates are required to report all transactions of proprietary and certain non-proprietary subadvised mutual funds.79 This requirement applies to accounts for which Private-Side Associates have a direct or indirect beneficial interest, including household members. See Section II.C.6. Private-Side Associates may hold and trade proprietary and certain non-proprietary subadvised mutual funds only through one of the authorized broker-dealers, directly with Prudential Mutual Fund Services (“PMFS”), or

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73  Public-Side Investment Personnel and other individuals who are specifically notified are also subject to the 90-day mutual fund holding period.

74  These officers will be identified by the President of PIM in consultation with the PIM Chief Compliance Officer. The PIM Chief Compliance Officer will be responsible for maintaining the list and submitting any changes to the Securities Monitoring Unit of the Compliance Department.

75  The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officers.

76  For the Prudential Employee Savings Plan, only exchanges of proprietary and non-proprietary subadvised funds are subject to the 90-day holding period. Purchases due to automatic payroll deductions and company match and automatic rebalancing transactions are exempt from this requirement.

77  The Committee evaluates violations of the Policy and determines appropriate disciplinary action.

78  Discipline and sanctions relating to violations occurring in the Prudential Employee Savings Plan or the Jennison Associates Savings Plan will be determined separately by the Personal Securities Trading/Mutual Fund Code of Ethics Committee.

79  See footnote 75.

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the Prudential Employee Savings Plan (“PESP”).80 However, non-proprietary subadvised funds may be traded directly with the fund provided that duplicate account statements and trade confirmations are sent directly to the Securities Monitoring Unit. For certain non-proprietary subadvised funds, Private-Side Associates must notify fund complexes within 10 business days of receipt of this policy requesting that duplicate statements and confirmations be forwarded to the Securities Monitoring Unit. Investment elections or transactions executed in the executive deferred compensation plans are not subject to this requirement.81

Private-Side Associates must notify the Securities Monitoring Unit of any mutual fund accounts. This also includes accounts of all household members, 401(k) Plans held at other companies, 529 Plans, variable insurance products and annuities held directly with the fund or through another company or service provider for all proprietary and certain non-proprietary subadvised mutual funds.82 In addition, Private-Side Associates must contact these funds to request that duplicate statements and confirmations of mutual fund trading activity be sent to the Securities Monitoring Unit. A sample letter to a brokerage firm is provided as Exhibit 1 to this Policy.

G. Personal Securities Holdings

Within ten calendar days of becoming a Private-Side Associate, and thereafter on an annual basis, Private-Side Associates (other than disinterested directors/trustees) must disclose their personal securities holdings. This report should include all holdings of private securities (e.g., limited partnership interests, private placements, etc.) and all holdings of proprietary and certain non-proprietary subadvised mutual funds.83 This includes those positions held in 401(k) Plans at other companies, 529 Plans, variable insurance products and annuities, excluding money market funds and the Dryden Ultra Short Bond Fund. Security positions held in Discretionary Accounts, as defined in Section II.C.4., and certain Trust Accounts are not required to be reported. Holdings Reports must include information that is current within the previous 45 days of becoming an Access Person or submitting the annual Holdings Report. (See Exhibit 6 for the Holdings Report Form.)

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80  Mutual fund transactions executed through PMFS and PESP will be sent to the Securities Monitoring Unit through a daily electronic trading feed.

81  Prudential’s deferred compensation plans (including The Prudential Insurance Company of America Deferred Compensation Plan) are not susceptible to market timing due to the fact that the plans only permit one transaction per month. Therefore, transactions in these plans are exempt from both the 90-day holding period and reporting requirements.

82  Certain exceptions may be granted for the proprietary and non-proprietary mutual fund reporting and holding requirements, where funds are held in 401(k) and 529 Plans and in variable insurance and annuity products held through companies other than Prudential, the fund transfer agent or one of the authorized broker-dealers. Access and Investment Persons should contact their local compliance officer to disclose these accounts and request an exception.

83  The requirement for non-proprietary subadvised funds only applies to those funds for which the employee has access to information. See Exhibit 8 for details or contact your business unit compliance officer.

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H. Private Placements

Private-Side Associates are prohibited from personally acquiring any securities in a private placement without express prior approval. Such approval must be obtained from the business unit compliance officer (such person having no personal interest in such purchases or sales), who may consult with the local business unit head when reviewing the request. Approval will be granted based on a determination that no conflict of interest is involved. See Exhibit 9 for a copy of the preclearance request form.

I. Initial Public Offerings

Private-Side Associates must preclear all purchases of initial public offerings of securities. For purposes of this policy, “initial public offerings of securities” do not include offerings of government or municipal securities. See Exhibit 9 for a copy of the preclearance request form.

J. Additional Restrictions for Certain Units

1. Real Estate Units

To ensure compliance with ITSFEA and to prevent actual and apparent conflicts of interest in the Private Asset Management Real Estate units, all associates of PREI, PMCC and MBG who are located in the U.S. (and functional associates who are co-located with these units) are prohibited from purchasing interests in publicly-traded real estate investment trusts (“REITs”) and real estate-related securities.

PIM Compliance maintains two lists of real estate security issuers for which associates are prohibited from trading:

•	PREI Global REIT/REOC Restricted List – applicable to PREI and MBG associates
•	REIT/REOC Restricted List – applicable to PMCC associates. Please note however, that this prohibition applies to all REITs and real estate-related securities, whether they are on the list or not.

These restricted lists are maintained in the PIM Compliance Library, accessible via LotusNotes.

Associates who hold REIT securities or real estate securities prior to the institution of this policy or joining PREI, PMCC or MBG must obtain written approval from PIM Compliance prior to the sale of such securities. Associates of the Private Asset Management Real Estate units will be permitted to purchase shares of open-end mutual funds that invest in REITs or real estate securities.

2. PREI – Prudential Retirement Real Estate Fund Restrictions (“PRREF”)

PREI employees, as well as certain other individuals who have been specifically notified, collectively called “PRREF Covered Individuals”, are subject to special restrictions and requirements relating to PRREF. PRREF Covered Individuals are subject to the PRREF trading window and blackout period procedures. PRREF

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Covered Individuals are only permitted to execute PRREF transactions during a PRREF open trading window - see Exhibit 10 for the PESP Requirements for PRREF Covered Individuals. Compliance will send PRREF trading window and blackout period notices to all PRREF Covered Persons.

3. Prudential Capital Group

To insure compliance with ITSFEA and to prevent actual or apparent conflicts of interest in PCG, all associates of PCG (and functional associates who support PCG) are prohibited from purchasing securities of companies listed on PCG’s 90 Day Pricing Summary Update for Public Companies (90 Day Pricing List). In addition, PCG employees who have access to information about investment advisory client transactions and holdings involving public securities are prohibited from trading the securities of those publicly traded issuers.

PIM Compliance maintains the PCG 90-day Pricing list in the PIM Compliance Library, accessible via Lotus Notes.

K. Violations to the Policy

Violations or other exceptions to this policy are reviewed by the Personal Securities Trading/Mutual Fund Code of Ethics Committee. Individuals who do not comply with the Policy are subject to disciplinary action that may include fines or other monetary penalties, suspension without pay, reduction in PTO days or other disciplinary action up to and including termination of employment.